UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2009, UTStarcom, Inc. (the “Company”) entered into a Settlement Agreement & Release (the “Settlement Agreement”) by and among the Company, Personal Communications Devices Holdings, LLC (“PCD Holdings LLC”) and Personal Communications Devices, LLC, a wholly-owned subsidiary of PCD Holdings LLC (“PCD LLC”) relating to the merger agreement (the “Merger Agreement”) by and among the Company, UTStarcom Personal Communications LLC, a wholly-owned subsidiary of the Company, PCD Holdings LLC and PCD LLC dated as of June 30, 2008 and the supplier agreement between the Company and PCD LLC dated July 1, 2008 (the “Supplier Agreement”).

Under the Settlement Agreement, PCD Holding LLC and PCD LLC have agreed to release certain potential claims or actions against the Company and the Company has agreed to release certain potential claims or actions against PCD LLC and PCD Holdings LLC arising under the Merger Agreement and the Supplier Agreement.

In consideration of the release and settlement in the Settlement Agreement, the Company has agreed to pay the lesser of (i) approximately $11.1 million and (ii) the amount of certain PCD LLC customers’ warranty claims arising from the products specified in the Settlement Agreement in two equal installments on or before July 15, 2009 and August 15, 2009 in order to satisfy potential liabilities arising from warranty claims by such customers.   PCD LLC has agreed to pay to the Company approximately $10.4 million in payments that were withheld by PCD LLC under the Supplier Agreement (the “Withheld Amount”) which amount takes into account a separate agreement contained in the Settlement Agreement for the Company to accept return of certain products to the Company, which offset the gross amount of withheld payments (approximately $11.7 million).  PCD LLC also has agreed to sell the Company’s remaining inventory of products specified in the Settlement Agreement to carriers as long as certain conditions specified in the Settlement Agreement are met.

In addition, the Company has waived its right under the Merger Agreement to receive any additional consideration payable as part of an earn-out provision in the Merger Agreement and to purchase any additional equity interests in PCD Holdings LLC.  Also, under the Settlement Agreement, PCD Holdings LLC or its designee will have an option to repurchase the Company’s current equity position in PCD Holdings LLC within 90 days of the date of the Settlement Agreement at its original investment cost of $1.6 million.  The Company, PCD Holdings LLC and PCD LLC also agreed to instruct the escrow agent holding $10 million pursuant to the Merger Agreement to release such funds to the Company.

The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement.  The Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 1, 2009, the Company issued a press release announcing that it had entered into the Settlement Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.1         Settlement Agreement and Release dated as of June 30, 2009

99.1         Press Release dated July 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: July 2, 2009	By:	/s/ Viraj Patel
	Name:	Viraj Patel
	Title:	Interim Chief Financial Officer, Vice President, Corporate Controller, and Chief Accounting Officer

EXHIBITS

10.1                           Settlement Agreement and Release dated as of June 30, 2009

99.1                           Press Release dated July 1, 2009